Exhibit 10(ll)

                                     FORM OF
                        AMENDMENT TO EMPLOYMENT AGREEMENT
                         (Dated as of November 4, 1998)

         This Amendment to Employment Agreement is dated as of November 4,  1998
and  entered  into  between  Data  General   Corporation   (the  "Company")  and
________________________ (the "Executive").

         Reference    is    made   to   that    Employment    Agreement    dated
_________________________ between the Executive and the Company (as and if previously amended, the "Employment Agreement").

         Whereas the parties, for good and sufficient consideration, the receipt and sufficiency of which is hereby confirmed, wish to amend the Employment Agreement to clarify the meaning of certain terms used therein;

         Now, therefore, the parties agree as follows:

                  1. In order to expand the definition of Option Plans to include the Data General Corporation 1998 Stock Option Plan, the first sentence of Subsection 6(d)(i)(D) of the Employment Agreement is hereby amended by so that it reads as follows:

                  "D. in the event that the Executive's employment with the Company is terminated pursuant to this Section 6(d) prior to the date on which a Change of Control occurs and, as a result of such termination of employment, (a) the Executive forfeits (an "Option Forfeiture") any option (an "Option") to purchase shares of stock of the Company granted pursuant to the Data General Corporation Restricted Stock Option Plan (or any successor plan thereto) or the Data General Corporation Employee Stock Option Plan (or any successor plan thereto) or the Data General Corporation 1998 Employee Stock Option Plan (or any successor plan thereto) (collectively, the "Option Plans") and/or
         (b) any shares of stock of the Company acquired by the Executive upon exercise of an Option which, as of the date of such termination of employment of the Executive, are subject to restrictions on disposition and obligations of resale to the Company pursuant to the terms of any Option Plan have been resold to the Company in accordance with such obligations of resale (a "Restricted Stock Resale"), then the Executive shall be entitled to receive an additional lump-sum severance benefit equal to the sum of the Option Spread (as defined below) with respect to any Option Forfeiture and the Restricted Stock Resale Shortfall (as defined below) with respect to any Restricted Stock Resale."

         Except as hereby amended, the Employment Agreement is hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of November 4, 1998.

DATA GENERAL CORPORATION



By:      _____________________      _____________________________
         Ronald L. Skates           Print name: _________________
         President and C.E.O.